Moody 10-Q

Exhibit 10.8

PROMISSORY NOTE

$200,000

May 27, 2010

FOR VALUE RECEIVED, the undersigned, Moody National Perimeter REIT JV Member, LLC, a Delaware limited liability company (the “Maker”), HEREBY PROMISES TO PAY to the order of Moody National RI Perimeter TO, LLC, a Delaware limited liability company (the “Payee”), the principal sum of Two Hundred Thousand Dollars ($200,000), and all accrued and unpaid interest, on or before May 27, 2011 (“Maturity Date”).  Interest shall be paid on the unpaid principal sum of this Note at a rate of 1.25% per annum.

Payment hereunder is due at or prior to 11:00 A.M. (New York City) on the Maturity Date in same day funds, payable to such account at such bank in such city and state as the Payee may reasonably specify in its demand.  Whenever any payment hereunder shall be stated to be due on a day other than a day of the year on which banks are not required or authorized to close in the specified city or in New York City (any such other day being a “Business Day”), such payment shall be made on the next succeeding Business Day.

This Promissory Note runs to the benefit of the Payee exclusively, and may not be assigned, transferred, hypothecated or otherwise conveyed to any other person or entity (by contract, operation of law or otherwise) without the prior written consent of the Maker).

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Texas.  The Maker (i) irrevocably submits to the jurisdiction of any Texas State court or Federal court sitting in Harris County, Texas in any action arising out of this Promissory Note, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and (iv) consents to the service of process by mail.  Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

MAKER: Moody National Perimeter REIT JV Member, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President